Exhibit 10.1

SECOND AMENDMENT TO LICENSE
AGREEMENT

This Second Amendment to the License Agreement (the “Second Amendment”), effective on the last signature date below (“Amendment Effective Date”), is by and between NORTH CAROLINA STATE UNIVERSITY (“NCSU”) and 22nd CENTURY LIMITED, LLC (“Licensee”). Hereinafter NCSU and the Licensee are referred to collectively as the “Parties.”

WHEREAS, the Parties have executed a License Agreement (the “License Agreement”) with an effective date of December 8th, 2015, for certain Patent Rights and Plant Material owned by NCSU (License Agreement #160829MA);

WHEREAS, the Parties have executed a First Amendment to the License Agreement (the “First Amendment”) with an effective date of February 14th, 2018, amending and clarifying the License Agreement; and

WHEREAS, NCSU and Licensee entered into a Sponsored Project Agreement on February 10, 2014 (“NCSU Radar number 2014-1405”) (the “Sponsor Agreement”); and

WHEREAS, the Sponsor Agreement was modified and extended pursuant to a Modification No. 1 executed as of April 13, 2016 (“Modification 1”), Modification No. 2 executed as of February 7, 2017 (“Modification 2”), Modification No. 3 effective as of April 30, 2017 (“Modification 3”), and Modification No. 4 effective as of April 30, 2018 (“Modification 4”).

WHEREAS, since as early as January 1, 2008 and up to the present, NCSU has been conducting: (i) research under a grant from The Tobacco Education and Research Council (“TERC”) directed to “development of non-GMO tobacco cultivars with reduced alkaloid content” (Project Number 2007-12) and research initially sponsored by TERC entitled “TN90 222, K326 222, NC775 222, and NC645 222 tobacco inbred lines possessing deleterious mutations in the three major bbl genes involved in nicotine biosynthesis” (NCSU File No. 18260), which research has resulted in the development of certain tangible biological materials; and (ii) research under a proposal entitled “Development of High Quality, Non-GM Tobacco Cultivars with Reduced Alkaloid Content,” which research was funded through a charitable contribution in support of the so-called Tobacco Program in CALS at NCSU under RJRTC Contract No. 10-33700-004 (“RJRTC”) and has resulted in the development of certain tangible biological materials possessing deleterious mutations in the three major bbl genes involved in nicotine biosynthesis, (all of the forgoing research in (i) and (ii) above hereinafter collectively referred to as the “NCSU Research”);

WHEREAS, TERC and RJRTC do not have any commercial rights in the results of the NCSU Research, and no other third party has any rights of any nature in the results of the NCSU Research;

WHEREAS, the Sponsor Agreement is being further modified and extended by a Modification No. 5 being entered into by NCSU and Licensee contemporaneously with this Second Amendment (“Modification 5”), pursuant to which NCSU will further the NCSU Research as part of and under the Sponsor Agreement;

WHEREAS, NCSU and Licensee have confirmed and acknowledge that any and all past, present and/or future Intellectual Property (as defined in the Sponsor Agreement), including without limitation Tangible Biological Materials, developed by NCSU pursuant to the Sponsor Agreement, as previously or hereafter modified, is included in the Patent Rights and Plant Material under the License Agreement;

WHEREAS, NCSU and Licensee desire to include any and all results, including without limitation any and all tangible biological materials, of the NCSU Research in the Patent Rights, Licensed Know-How and Plant Material under the License Agreement; and

WHEREAS, NCSU and Licensee desire make certain further clarifications and additions to the License Agreement in view of the research by NCSU being sponsored by Licensee pursuant to the Sponsor Agreement as modified.

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree to amend and clarify the License Agreement, in accordance with Article 24 of the License Agreement, as follows:

1. The term “Sponsor Agreement” in Recital A. of the License Agreement and hereafter shall include Modification 1, Modification 2, Modification 3, Modification 4, Modification 5, and any further modifications of or amendments to the Sponsor Agreement.

2. Pursuant to the First Amendment, the license grant of Article 2.01 of the License Agreement includes an exclusive, worldwide right and license to use and commercialize Licensed Know-How. “Licensed Know-How” is hereby amended to mean any and all information, including but not limited to test results, data, research methodologies and transformation processes, (i) related to any Plant Materials arising or resulting from the research by NCSU being sponsored by Licensee pursuant to the Sponsor Agreement or developed or created under the Sponsor Agreement, (ii) developed or created with the use of any confidential information, equipment, materials of Licensee pursuant to the Sponsor Agreement, or (iii) related to any Plant Materials that arose or resulted from the NCSU Research or that were developed or created in connection with the NCSU Research. The foregoing exclusive license is subject to and does not in any way limit NCSU’s right to publish as provided under Article 9 of the Sponsor Agreement.

3. Article 1.09 of the License Agreement defining “Plant Materials” is deleted in its entirety and replaced with the following:

1.09 “Plant Material” means (i) the materials listed in Appendix B and any materials derived or propagated from the materials listed in Appendix B; (ii) any and all materials developed in the past, present and/or future performance of the research under the Sponsor Agreement, as previously, now or hereafter modified, and any materials derived or propagated from such materials; (iii) any and all materials developed in the past, present or future performance of the NCSU Research and any materials derived or propagated from such materials; and (iv) any and all materials developed in the past, present or future by or under the direction, supervision or auspices of Dr. Ralph Dewey and/or Dr. Ramsey Lewis that use or contain one or more mutant BBL genes (regardless of when, how, and where within a given gene the mutation was made) and any materials derived or propagated from such materials.

4. Article 1.10 of the License Agreement defining “Patent Rights” is deleted in its entirety and replaced with the following:

1.10 “Patent Rights” means (a) the patents and patent applications listed in Appendix A; (b) any and all patent applications now or hereafter filed with respect to the Sponsored IP; (c) any and all patent applications now or hereafter filed with respect to the NCSU Research; (d) any and all patent applications now or hereafter filed for an invention that uses or comprises one or more mutant BBL genes (regardless of when, how, and where within a given gene the mutation was made) for which Dr. Ralph Dewey and/or Dr. Ramsey Lewis is an inventor; (e) any and all patent applications now or hereafter filed covering any Plant Material; (f) any and all applications claiming the benefit of the filing date or claiming priority from any of the foregoing patent applications, including without limitation all divisional applications, continuation applications, continuation-in-part applications, reissue applications, reexaminations and extensions, and all foreign corresponding or counterpart international, regional and national applications; and (g) any and all patents issuing or reissuing from any of the foregoing patent applications. Notwithstanding the foregoing, Patent Rights does not include those patents and/or patent applications that, during the term of this License Agreement, cease to be Patent Rights pursuant to Article 8.01 or 8.03.

5. The following is added at the end of Article 2.05 of the License Agreement:

Notwithstanding the foregoing, NCSU shall not be required to deliver Plant Materials that include a genetic trait defined by loss-of-function mutations in the nicotine demethylase genes CYP82E4, CYP82E5 and CYP82E10 (the “SRC Trait”), which SRC Trait is also known as ZyvertTM and has been exclusively licensed by NCSU to a third party (“Third-Party Company”), until Licensee confirms to NCSU in writing that 22nd Century has procured a license to the SRC Trait from the Third-Party Company. The Plant Materials that include the SRC Trait (the “SRC Materials”) in NCSU’s possession specifically include TN90 SRC 222 and K326 SRC 222 lines and intermediates thereof, which SRC Materials are in the sole possession of Dr. Ramsey Lewis and Dr. Ralph Dewey and are subject to the restrictions on Plant Materials set forth in this License Agreement.

6. “APPENDIX B – PLANT MATERIALS” of the License Agreement is deleted in its entirety and replaced with the following:

APPENDIX B—PLANT MATERIALS

(Plant Materials includes plants and seeds of the lines listed below and any materials derived therefrom).

For avoidance of any doubt, it is understood that the ability of NCSU to provide any Plant Material to the Licensee depends on whether such Plant Material(s) has been developed/created and is available at time of such request.

1.	Specific tobacco plants homozygous for EMS-induced knockout mutations in the BBLa, BBLb and BBLc loci that ADDITIONALLY possess custom-designed nuclease-mediated mutations at BBLe and/or BBLd-1 and/or BBLd-2. These Plant Materials are listed below:

a.	In the flue-cured background K326 (ems=mutation induced by the chemical mutagen ethyl methane sulfonate; tm= targeted mutation induced by a designer nuclease; all loci listed are assumed to be homozygous; lower case loci are mutant, upper case loci are wild type):

i.	K326 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/BBLd-2/BBLe)
ii.	K326 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/bbld-2-tm/BBLe)

iii.	K326 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/BBLd-2/bble-tm)
iv.	K326 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/bbld-2-tm/BBLe)
v.	K326 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/BBLd-2/bble-tm)
vi.	K326 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/bbld-2-tm/bble-tm)
vii.	K326 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/bbld-2-tm/bble-tm)
b.	In the burley background TN90 (ems=mutation induced by the chemical mutagen ethyl methane sulfonate; tm= targeted mutation induced by a designer nuclease; all loci listed are assumed to be homozygous; lower case loci are mutant, upper case loci are wild type):

i.	TN90 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/BBLd-2/BBLe)
ii.	TN90 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/bbld-2-tm/BBLe)
iii.	TN90 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/BBLd-2/bble-tm)
iv.	TN90 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/bbld-2-tm/BBLe-tm)
v.	TN90 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/BBLd-2/bble-tm)
vi.	TN90 (bbla-ems/bblb-ems/bblc-ems/BBLd-1/bbld-2-tm/bble-tm)
vii.	TN90 (bbla-ems/bblb-ems/bblc-ems/bbld-1-tm/bbld-2-tm/bble-tm)
2.	Specific tobacco plants that exclude EMS induced knockout mutations in BBLa, BBLb and BBLc loci [mentioned above in APPENDIX B Sections 1(a) and 2(b)]. These Plant Materials are listed below:
a.	K326 background: tobacco plants possessing any combination of custom-designed nuclease-induced mutations in BBLa, BBLb and BBLc (generated by construct BBL 15-16x.20, and/or other comparable Precision Biosciences constructs), either alone or in combination with any of the custom-designed nuclease induced mutations and mutant combinations in BBLe, BBLd-1 and BBLd-2 defined above in APPENDIX B Sections 1(a).

b.	TN90 background: tobacco plants possessing any combination of custom-designed nuclease induced mutations in BBLa, BBLb and BBLc (generated by construct BBL 15-16x.20, or comparable Precision Bioscience construct), either alone or in combination with any of the custom-designed nuclease induced mutations and mutant combinations in BBLe, BBLd-1 and BBLd-2 defined above in section APPENDIX B Sections 1(b).

3.	All plants included above in APPENDIX B, Section 1, and APPENDIX B, Section 2, which additionally contain one or both of the naturally occurring low alkaloid mutant loci referred to as nic1 and nic2, as well as induced mutations in the various genes of the alkaloid biosynthetic pathway encoding the enzymes ornithine decarboxylase (ODC), putrescine methyltransferase (PMT), methylputrescine oxidase (MPO), quinolate phosphoribosyltransferase (QPT) or the isoflavone reductase-like protein referred to as A622. The materials can possess any combination of the aforementioned loci.

4.	All plants developed from the NCSU Research, including without limitation the Plant Materials listed below:

a.	K326 222 – a BC7F3 nearly isogenic version of flue-cured tobacco cultivar K326 carrying the three major bbl mutations in homozygous condition.
b.	TN90 222– a BC7F3 nearly isogenic version of burley tobacco cultivar TN90 carrying the three major bbl mutations in homozygous condition.
c.	NC645 222 (segregating) - NC645 is the pollen parent of burley tobacco cultivar 'NC7' which is agronomically superior to TN90. We have a BC7F2 nearly-isogenic family that will segregate for the three major bbl mutations.

d.	NC775 222 (segregating) - NC775 is the female parent of burley tobacco cultivar 'NC7' which is agronomically superior to TN90. We have a BC7F2 nearly-isogenic family that will segregate for the three major bbl mutations.
e.	Flue-cured tobacco lines of primarily K326 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic1 allele.
f.	Flue-cured tobacco lines of primarily K326 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic2 allele.
g.	Flue-cured tobacco lines of primarily K326 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic1 and nic2 alleles.
h.	Burley tobacco lines of primarily TN90 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic1 allele.
i.	Burley tobacco lines of primarily TN90 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic2 allele.
j.	Burley tobacco lines of primarily TN90 descent that are homozygous for the three major bbl mutations, and also homozygous for the recessive nic1 and nic2 alleles.
5.	All plants included above in APPENDIX B, Section 1, and APPENDIX B, Section 2, in which mutations in the BBLd-1, BBLd-2, or BBLe genes are in either a heterozygous or homozygous state.
6.	All other “Tangible Biological Materials” as defined in the Sponsor Agreement.

Because of the exceedingly large number of BBL mutant combinations that are possible under here, NCSU will not generate every possible BBL mutant combination within K326 and/or TN90. NCSU will consult with 22nd Century in deciding which specific mutant combinations are desirable, and within reason will attempt to generate/develop them. As mentioned above, and for clarity and avoidance of any doubt, it is understood that the ability of NCSU to provide any Plant Material to 22nd Century depends on whether such Plant Material(s) has been developed/created and is available at time of such request.

7. “APPENDIX C – MILESTONE FEES” of the License Agreement is deleted in its entirety and replaced with the following:

Appendix c—MILESTONE FEES

1.	A one-time, non-refundable, non-creditable payment of US Five Hundred Thousand Dollars (US$500,000) payable within five (5) business days after execution of this Second Amendment.

2.	A one-time, non-refundable, non-creditable payment of US Four Hundred Thousand Dollars (US$400,000) payable on or before the first calendar year anniversary of the execution of this Second Amendment.

3.	A one-time, non-refundable, non-creditable payment of US Three Hundred Thousand Dollars (US$300,000) payable on or before the second calendar year anniversary of the execution of this Second Amendment.

8. All capitalized terms used in this Second Amendment that are not otherwise defined in this Second Amendment have the meanings assigned to them in the License Agreement or the First Amendment.

9. Except as expressly amended herein, all terms and conditions of the License Agreement and First Amendment shall remain in full force and effect and apply to this Second Amendment as though incorporated herein.

10. This Second Amendment may not be modified except by written agreement executed by the Parties.

11. The Parties to this Second Amendment agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The Parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective authorized representatives.

NORTH CAROLINA STATE UNIVERSITY		22nd CENTURY LIMITED, LLC

By:		By:
	Kultaran Chohan, Ph.D., LLM., CLP		Henry Sicignano III
	Director of Licensing		President and Manager
Office of Technology Commercialization
and New Venture

Date:		Date:

Acknowledged and Accepted by:

Dr. Ramsey Lewis	Date

Dr. Ralph Dewey	Date